Exhibit 99.1

Robert F. Helm, SVP Finance & Inventory Management, Appointed Chief Financial Officer, effective April 1, 2021; Michael Scarpa, Chief Financial Officer, to Retire from The Children’s Place, effective March 31, 2021

Secaucus, New Jersey – February 1, 2021 – The Children’s Place, Inc. (Nasdaq: PLCE), the largest pure-play children’s specialty apparel retailer in North America, today announced that Robert “Rob” F. Helm, Senior Vice President, Finance & Inventory Management, has been appointed Chief Financial Officer effective April 1, 2021. Michael Scarpa, age 65, has decided to retire from The Children’s Place effective March 31, 2021.

Jane Elfers, President and Chief Executive Officer, said, “Rob is involved in all aspects of the business and has been instrumental in helping to navigate the Company throughout the COVID-19 crisis.  I have confidence in Rob’s ability to seamlessly transition to the CFO role and to continue to partner with me to create value for our shareholders.”

Rob Helm, 41, joined The Children’s Place in 2016. Rob has taken on roles of increasing responsibility over the past few years in preparation for the Chief Financial Officer role, including his appointment as Principal Accounting Officer in November 2018, and culminating in his appointment as Senior Vice President, Finance & Inventory Management in November 2019. In his current role, Rob oversees financial planning & analysis, financial reporting, accounting operations, tax, treasury, investor relations and inventory management.  In the CFO role, Rob will take on added responsibility for internal audit.  Rob will report to Jane Elfers, President and Chief Executive Officer. Prior to joining The Children’s Place, Rob held senior finance and accounting roles at Ralph Lauren, Fresh Direct, and Rag & Bone.

Ms. Elfers concluded, “We wish Mike well in his retirement.”

About The Children’s Place

The Children’s Place is the largest pure-play children’s specialty apparel retailer in North America. The Company designs, contracts to manufacture, sells at retail and wholesale, and licenses to sell fashionable, high-quality merchandise predominantly at value prices, primarily under the proprietary “The Children’s Place”, “Place”, “Baby Place”, and “Gymboree” brand names. As of October 31, 2020, the Company had 809 stores in the United States, Canada and Puerto Rico, online stores at www.childrensplace.com and www.gymboree.com, and the Company’s eight international franchise partners had 252 international points of distribution in 19 countries.

Forward Looking Statements

This press release, contains or may contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to statements relating to the Company’s strategic initiatives and adjusted net income per diluted share. Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “project,” “expect,” “anticipate,” “estimate” and similar words, although some forward-looking statements are expressed differently. These forward-looking statements are based upon the Company's current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results and performance to differ materially. Some of these risks and uncertainties are described in the Company's filings with the Securities and Exchange Commission, including in the “Risk Factors” section of its annual report on Form 10-K for the fiscal year ended February 1, 2020 and supplemented by the “Risk Factors” sections of its quarterly reports on Form 10-Q for the fiscal quarter ended May 2, 2020 and the fiscal quarter ended August 1, 2020. Included among the risks and uncertainties that could cause actual results and performance to differ materially are the risk that the Company will be unsuccessful in gauging fashion trends and changing consumer preferences, the risks resulting from the highly competitive nature of the Company’s business and its dependence on consumer spending patterns, which may be affected by changes in economic conditions, the risks related to the COVID-19 pandemic, including the impact of the COVID-19 pandemic on our business or the economy in general (including decreased customer traffic, schools adopting hybrid and remote learning models, closures of businesses and other activities causing decreased demand for our products and negative impacts on our customers’ spending patterns due to decreased income or actual or perceived wealth, and the impact of the CARES Act and other legislation related to the COVID-19 pandemic, and any changes to the CARES Act or such other legislation), the risk that the Company’s strategic initiatives to increase sales and margin are delayed or do not result in anticipated improvements, the risk of delays, interruptions and disruptions in the Company’s global supply chain, including resulting from COVID-19 or other disease outbreaks, foreign sources of supply in less developed countries or more politically unstable countries, the risk that the cost of raw materials or energy prices will increase beyond current expectations or that the Company is unable to offset cost increases through value engineering or price increases, various types of litigation, including class action litigations brought under consumer protection, employment, and privacy and information security laws and regulations, the imposition of regulations affecting the importation of foreign-produced merchandise, including duties and tariffs, and the uncertainty of weather patterns. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they were made. The Company undertakes no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contact:  Investor Relations, (201) 558-2440 ext. 14500